   As filed with the Securities and Exchange Commission on June 24, 1999

                                                 Registration No. 333-80639
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                              Amendment No. 1

                                    to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ----------------
                                bamboo.com, Inc.
             (Exact name of Registrant as specified in its charter)

        Delaware                      7379                   52-2129710
    (State or other            (Primary Standard          (I.R.S. Employer
    jurisdiction of                Industrial          Identification Number)
    incorporation or          Classification Code
     organization)                  Number)

                                ----------------
                             124 University Avenue
                              Palo Alto, CA 94301
                                 (650) 325-6787
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ----------------
                               LEONARD B. McCURDY
                      Chairman and Chief Executive Officer
                                bamboo.com, Inc.
                             124 University Avenue
                              Palo Alto, CA 94301
                                 (650) 325-6787
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------
                  Please send copies of all communications to:
         Mario M. Rosati, Esq.                    Kenton J. King, Esq.
         Issac J. Vaughn, Esq.                   Gregory C. Smith, Esq.
 Wilson Sonsini Goodrich & Rosati, P.C.   Skadden, Arps, Slate, Meagher & Flom
           650 Page Mill Road                             LLP
          Palo Alto, CA 94304               525 University Avenue, Suite 220
             (650) 493-9300                       Palo Alto, CA 94301

                                ----------------     (650) 470-4500
  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ----------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                          Proposed Maximum
 Title of Each Class of Securities to        Aggregate            Amount of
             be Registered               Offering Price(1)     Registration Fee
-------------------------------------------------------------------------------
 Common stock, $0.001 par value......       $57,500,000           $15,985(2)

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2) Previously paid.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             Explanatory Note

  This Amendment is for the sole purpose of filing additional exhibits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the costs and expenses, other than the underwriting discounts, payable by the Registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq/NMS listing fee.

   SEC Registration Fee............................................... $15,985
   NASD Filing Fee....................................................   6,250
   Nasdaq National Market Listing Fee.................................      (*)
   Printing Costs.....................................................      (*)
   Legal Fees and Expenses............................................      (*)
   Accounting Fees and Expenses.......................................      (*)
   Blue Sky Fees and Expenses.........................................      (*)
   Transfer Agent and Registrar Fees..................................      (*)
   Miscellaneous......................................................      (*)
                                                                       -------
     Total............................................................ $    (*)
                                                                       =======

--------
(*)  To be provided by amendment.

Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of our current Certificate of Incorporation (Exhibit 3.1 hereto) and Article VI of our current Bylaws (Exhibit 3.3 hereto) provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law. In addition, we have entered into Indemnification Agreements (Exhibit 10.1 hereto) with our officers and directors. The Underwriting Agreement (Exhibit 1.1) also provides for cross-indemnification among bamboo.com and the Underwriters with respect to certain matters, including matters arising under the Securities Act.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES.

  Since our incorporation in November 1995, we have sold and issued the following securities:

   1. On November 2, 1995 we issued 100,000 shares of common stock to two founders for an aggregate consideration of C$10.00.

   2. On December 12, 1996 we issued 40,000 to one U.S. investor's shares of common stock and 160,000 shares of common stock to 12 non-U.S. investors for an aggregate consideration of C$200,000.00.

   3. On July 31, 1997 we issued 16,080 shares of common stock to 6 investors for an aggregate consideration of C$18,759.89.

   4. On February 12, 1998 we issued 150,000 shares of common stock to 3 officers for an aggregate consideration of C$150,000, paid for by services rendered and options to purchase 500,000 shares of common stock at an exercise price of $.01.

   5. On March 31, 1998 we issued 254,000 shares of common stock to 14 investors for an aggregate consideration of C$220,000.

   6. On April 8, 1998 we issued 36,000 shares of common stock to one officer and two investors for an aggregate consideration of C$36,000.

   7. On April 13, 1998 we issued 40,000 shares of common stock to an employee for an aggregate consideration of C$40,000.

   8. On April 21, 1998 we issued 40,000 shares of common stock to one officer and an investor for an aggregate consideration of C$40,000.

   9. On May 22, 1998 we issued 177,000 shares of common stock to two investors for an aggregate consideration of C$177,000.

  10. On June 28, 1998 we issued warrants for 120,000 shares of common stock to six investors which were exercised for an aggregate consideration of C$120,000.

  11. On September 28, 1998 we issued 13,368 shares of common stock to three investors for an aggregate consideration of C$40,104.

  12. On September 30, 1998 we issued 50,000 shares of common stock to one investor for an aggregate consideration of C$150,000.

  13. On October 20, 1998 we issued 148,750 shares of Series A preferred stock to eleven investors at an aggregate consideration of $595,000.

  14. On November 11, 1998 we issued warrants for 139,965 shares of common stock to one investor at an exercise price of $4.00 per share, which was later amended to warrants for 100,000 shares of common stock on June 11, 1999.

  15. On December 8, 1998 we issued 25,000 shares of Series A preferred stock to 3 non-U.S. investors and 57,500 shares of Series A preferred stock to 6 non-U.S. investors for an aggregate consideration of C$330,000.

  16. On January 1, 1999 we issued 2,650,548 shares of Class B redeemable common stock to twenty eight shareholders as part of the amalgamation and reorganization of our business as a Delaware corporation.

  17. On February 25, 1999 we issued 43,000 shares of common stock to two investors at an aggregate consideration of $21,500

  18. On March 12, 1999 we issued 2,324,774 shares of Series B preferred stock to eighteen investors at an aggregate consideration of $13,499,962.61

  19. On June 11, 1999, the Company entered into an agreement to sell 1,100 shares of its Series C redeemable preferred stock and 446,725 shares of its common stock to four investors for an aggregate consideration of $11,000,000.

  20. Since our incorporation, we have issued an aggregate of 2,311,013 options and stock purchase rights to purchase our common stock under the 1998 Employee Director and Consultant Stock Plan to employees, directors, and consultants with exercise prices ranging from $0.50 to $1.50.

  The issuances of securities described in Items 1-12 were sold Canadian dollars and are denominated above in Canadian dollars. "C$" means Canadian dollars.

  The issuances of securities described in Items 1, 3-6, 8-11 were sold to persons who were neither nationals nor residents of the United States and no facilities or instrumentalities of U.S. interstate commerce were used in connection with any offer or sale thereof.

  The issuance of the other above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of such Securities Act as transactions by an issuer not involving any public offering. In addition, the issuances described in Item 20 were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

Item 16. EXHIBITS.

 (a)

    1.1  Form of Underwriting Agreement dated      , 1999.**

    3.1  Certificate of Incorporation of Registrant as currently in effect.*

    3.2 Form of Certificate of Incorporation of Registrant to be filed immediately following the closing of the offering made under this Registration Statement.**

    3.3  Articles of Amalgamation of Jutvision Canada, Inc. (bamboo.com) dated
         January 1, 1999.*

    3.4  Articles of Amendment of Jutvision Canada, Inc. (bamboo.com) dated
         April 23, 1999.*

    3.5  Articles of Amendment of bamboo.com Canada, Inc. dated June 7, 1999.*

    3.6  Amended and Restated Conversion and Pairing Agreement with bamboo.com
         Canada, Inc. dated as of June 7, 1999.*

    3.7  Bylaws of Registrant as currently in effect.*

    3.8 Form of Bylaws of Registrant to be adopted immediately following the closing of the offering made under this Registration Statement.**

    3.9  Series C Redeemable Preferred Stock Purchase Agreement dated as of
         June 11, 1999.*

    4.1  Specimen Common Stock Certificate.**

    5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation.**

    9.1  Share Contribution, Subscription, Right of First Refusal and Voting
         Agreement Dated Jan. 1, 1999.*

   10.1 Form of Indemnification Agreement between the Registrant and each of its directors and officers.*

   10.2 1998 Employee, Director and Consultant Stock Plan and the form of agreement thereunder, as currently in effect.*

   10.3  Form of Amended and Restated 1998 Employee, Director and Consultant
         Stock Plan and the form agreement thereunder to be adopted immediately upon the effectiveness of the Registration Statement.*

   10.4 Form of 1999 Employee Stock Purchase Plan and form of agreements thereunder.*

   10.5 Investors' Rights Agreement dated as of March 12, 1999 among bamboo.com and certain investors.*

   10.6  Joint Services Agreement with RealSelect, Inc. dated as of Nov. 11,
         1998 as amended June 11, 1999.+

   10.7  Distribution Agreement with Microsoft Corporation dated as of March
         16, 1999.+

   10.8  Distribution Agreement with HomeSeekers.com, Inc. dated as of Nov. 20,
         1998.+

   10.9  Distribution Agreement with Homes.com, a division of PCL Media
         Limited, dated as of May 10, 1999.+

   10.10 Form of Distribution Agreement with multiple listing services.*

   10.11 Form of bamboo.com Approved Web Pro Agreement.*

   10.12 Form of Distribution and Co-marketing Agreement with real estate brokerage companies.*

   10.13 Line of Credit with Silicon Valley Bank dated April 16, 1999.*

   10.14  Master lease agreement with Silicon Valley Bank dated March 24, 1999.*

   10.15  Sublease with Pete's Brewing Company dated November 2, 1998.*

   10.16  Sublease with Pete's Brewing Company dated December 1, 1998.*

   10.17  Sublease with Information Access Inc. dated Nov. 15, 1998, and amendment dated Feb. 22, 1999.*

   10.18  Service Provider Agreement with TBI Imaging dated Nov. 23, 1998 (also form of).+

   10.19  Employment Agreement with Leonard B. McCurdy.*

   10.20  Employment Agreement with Kevin B. McCurdy.*

   10.21  Employment Agreement with Andrew P. Laszlo.*

   10.22  Employment Agreement with Howard D. Field.*

   10.23  Employment Agreement with Mark R. Searle.*

   10.24  Employment Agreement with Randall I. Bresee.*

   10.25  Employment Agreement with Andrew J. Aicklen.*

   10.26  Sublease with Transmode Consultants Inc./Traxis Inc. dated May 27, 1999.*
   21.1   Subsidiaries of Registrant.*

   23.1   Consents of Accountants.*

   23.2   Consents of Attorneys.*

   24.1   Power of Attorney (see page II-5).*

   27.1   Financial Data Schedule.*

--------

*Previously Filed

**To be filed by amendment

+Confidential Treatment Requested

 (b)Financial Statement Schedules

   Schedule II--Valuation and Qualifying Accounts

  Other schedules are omitted because they are not applicable, or because the information is included in the Financial Statements or the Notes thereto.


Item 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on June 24, 1999.

                                             /s/ Randall I. Bresee
                                          By: _________________________________

                                                Randall I. Bresee

                                                Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----
         * Leonard B. McCurdy          Chief Executive Officer,      June 24, 1999
______________________________________  Chairman and Director
          Leonard B. McCurdy

          * Kevin B. McCurdy           Executive Vice President      June 24, 1999
______________________________________  and Director
           Kevin B. McCurdy

        /s/ Randall I. Bresee          Chief Financial Officer       June 24, 1999
______________________________________
          Randall I. Bresee

           * Duncan Fortier            Director                      June 24, 1999
______________________________________
            Duncan Fortier

            * John Moragne             Director                      June 24, 1999
______________________________________
             John Moragne

          * Philip Sanderson           Director                      June 24, 1999
______________________________________
           Philip Sanderson

            * James Marver             Director                      June 24, 1999
______________________________________
             James Marver

      *By: /s/ Randall I. Bresee
______________________________________
          Randall I. Bresee
          (Attorney-In-Fact)

                                 EXHIBIT INDEX

    1.1  Form of Underwriting Agreement dated      , 1999.**

    3.1  Certificate of Incorporation of Registrant as currently in effect.*

    3.2 Form of Certificate of Incorporation of Registrant to be filed immediately following the closing of the offering made under this Registration Statement.**

    3.3  Articles of Amalgamation of Jutvision Canada, Inc. (bamboo.com) dated
         January 1, 1999.*

    3.4  Articles of Amendment of Jutvision Canada, Inc. (bamboo.com) dated
         April 23, 1999.*

    3.5  Articles of Amendment of bamboo.com Canada, Inc. dated June 7, 1999.*

    3.6  Amended and Restated Conversion and Pairing Agreement with bamboo.com
         Canada, Inc. dated as of June 7, 1999.*

    3.7  Bylaws of Registrant as currently in effect.*

    3.8 Form of Bylaws of Registrant to be adopted immediately following the closing of the offering made under this Registration Statement.**

    3.9  Series C Redeemable Preferred Stock Purchase Agreement dated as of
         June 11, 1999.*

    4.1  Specimen Common Stock Certificate.**

    5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation.**

    9.1  Share Contribution, Subscription, Right of First Refusal and Voting
         Agreement Dated Jan. 1, 1999.*

   10.1 Form of Indemnification Agreement between the Registrant and each of its directors and officers.*

   10.2 1998 Employee, Director and Consultant Stock Plan and the form agreement thereunder, as currently in effect.*

   10.3  Form of Amended and Restated 1998 Employee, Director and Consultant
         Stock Plan and the form agreement thereunder to be adopted immediately upon the effectiveness of the Registration Statement.*

   10.4 Form of 1999 Employee Stock Purchase Plan and form of agreements thereunder.*

   10.5 Investors' Rights Agreement dated as of March 12, 1999 among bamboo.com and certain investors.*

   10.6  Joint Services Agreement with RealSelect, Inc. dated as of Nov. 11,
         1998, as amended June 11, 1999.+

   10.7  Distribution Agreement with Microsoft Corporation dated as of March
         16, 1999.+

   10.8  Distribution Agreement with HomeSeekers.com, Inc. dated as of Nov. 20,
         1998.+

   10.9  Distribution Agreement with Homes.com, a division of PCL Media
         Limited, dated as of May 10, 1999.+

   10.10 Form of Distribution Agreement with multiple listing services.*

   10.11 Form of bamboo.com Approved Web Pro Agreement.*

   10.12 Form of Distribution and Co-marketing Agreement with real estate brokerage companies.*

   10.13 Line of Credit with Silicon Valley Bank dated April 16, 1999.*

   10.14 Master lease agreement with Silicon Valley Bank dated March 24, 1999.*

   10.15 Sublease with Pete's Brewing Company dated November 2, 1998.*

   10.16 Sublease with Pete's Brewing Company dated December 1, 1998.*

   10.17 Sublease with Information Access Inc. dated Nov. 15, 1998, and amendment dated Feb. 22, 1999.*

   10.18 Service Provider Agreement with TBI Imaging dated Nov. 23, 1998 (also form of).+


   10.19 Employment Agreement with Leonard B. McCurdy.*

   10.20 Employment Agreement with Kevin B. McCurdy.*

   10.21 Employment Agreement with Andrew P. Laszlo.*

   10.22 Employment Agreement with Howard D. Field.*

   10.23 Employment Agreement with Mark R. Searle.*

   10.24 Employment Agreement with Randall I. Bresee.*

   10.25 Employment Agreement with Andrew J. Aicklen.*

   10.26 Sublease with Transmode Consultants Inc./Traxis Inc. dated May 27,
         1999.*
   21.1  Subsidiaries of Registrant.*

   23.1  Consents of Accountants.*

   23.2  Consents of Attorneys.*

   24.1  Power of Attorney (see page II-5).*

   27.1  Financial Data Schedule.*

--------

 *Previously Filed

 **To be filed by amendment

 +Confidential Treatment Requested

 (b)Financial Statement Schedules

   Schedule II--Valuation and Qualifying Accounts

  Other schedules are omitted because they are not applicable, or because the information is included in the Financial Statements or the Notes thereto.